Exhibit 3.19

ORGANIZATION / REGISTRATION OF
LIMITED LIABILITY COMPANY
(Domestic or Foreign)
Filing Fee $125.00
THE UNDERSIGNED DESIRE TO FILE A:
(CHECK ONLY ONE (1) BOX)

(1) ☒ Articles of Organization for Domestic Limited Liability Company (115-LCA) ORC 1705	(2) ☐ Application for Registration of Foreign Limited Liability Company (106 LFA) IRC 1705 __________________ ________________ (Date of Formation) (State)

Complete the general information in this section for the box checked above

Name	DNA Dreamfields Company, LLC

☐ Check here if additional provisions are attached
* If box (1) is checked, name must include one of the following endings: limited liability company, limited, Ltd, Ltd., LLC, L.L.C.

Complete the information in this section if box (1) is checked

Effective Date (Optional)	Date specified can be no more than 90 days after date of filing. If a date is specified, the date must be a date on or after the date of filing.

This limited liability company shall exist for
(Optional)	(Period of existence)

Purpose
(Optional)

The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is

(Optional)
(Name)

(Street) NOTE: P.O. Box Addresses are NOT acceptable.

(City)	(State) (Zip Code)

Complete the information in this section if box (1) is checked Cont.

ORIGINAL APPOINTMENT OF AGENT

The undersigned authorized member, manager or representative of

DNA Dreamfields Company, LLC
(name of limited liability company)

Hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The name and address of the agent is:

U-B Corporation
(Name of Agent)

800 Vine Street, Suite 2800
(Street) NOTE: P.O. Box Addresses are NOT acceptable

Cincinnati Ohio 45202
(City) (State) (Zip Code)

Must be authenticated by an Authorized representative	/s/ Scott Kadish	11-03-03
	Authorized Representative	Date

	Authorized Representative	Date

ACCEPTANCE OF APOINTMENT

The undersigned, named herein as the statutory agent for

DNA Dreamfields Company, LLC
(name of limited liability company)

Hereby acknowledges and accepts the appointment of agent for said limited liability Company

/s/ Scott P. Kadish
(Agent’s signature)

PLEASE SIGN PAGE (3) AND SUBMIT COMPLETED DOCUMENT

Complete the information in this section if box (2) is checked.

The address to which interested persons may direct requests for copies of any operating agreement and bylaws of this limited liability company is

(Name)

(Street) NOTE: P.O. Box Addresses are NOT acceptable.

	(City)	(State) (Zip Code)

The name under which the foreign limited liability company desires to transact business in Ohio is

The limited liability company hereby appoints the following as its agent upon whom process against the limited liability company may be served in the state of Ohio. The name and complete address of the agent is

(Name)

(Street) NOTE: P.O. Box Addresses are NOT acceptable.

	(City)	(State) (Zip Code)

The limited liability company irrevocably consents to service of process on the agent listed above as long as the authority of the agent continues, and to serve of process upon the OHIO SECRETARY OF STATE if:

a.	the agent cannot be found, or
b.	the limited liability company fails to designate another agent when required to do so , or
c.	the limited liability company’s registration to do business in Ohio expired or is cancelled.

REQUIRED Must be authenticated (signed) by an authorized representative (See Instructions)	/s/ Scott Kadish	11-03-03
	Authorized Representative	Date
Scott P. Kadish, Asst. Secretary
Print Name

	Authorized Representative	Date

Print Name